Exhibit 10.58

Revised Draft

AMENDMENT NUMBER 3
TO THE
FOUNDATION COAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT is made this 27th day of July 2009, by the Foundation Coal Benefits Committee (the “Committee”) and the President of Foundation Coal Corporation (the “President”) to the Foundation Coal Supplemental Executive Retirement Plan, as initially adopted effective July 30, 2004 (the “Plan”).
RECITALS
WHEREAS, Article VIII of the Plan provides that the Plan sponsor, Foundation Coal Corporation (the “Company”), has the authority to amend the Plan; and
WHEREAS, by action dated July 30, 2004, the Board of Directors of the Company (the “Board”) delegated to the Committee and the President certain of the Board’s authority to amend the Plan subject to certain limitations not herein relevant; and
WHEREAS, the Plan currently provides that, in the event of a Change in Control (as specifically defined in the Plan), each Participant shall be paid the actuarial equivalent of the Participant’s Supplemental Benefit amount determined as though the Participant experienced a Separation from Service on the date the Change in Control is deemed to have occurred (the “Change in Control Payments”); and
WHEREAS, Foundation Coal Holdings, Inc. (“Foundation Holdings”) has entered into that certain Agreement and Plan of Merger with Alpha Natural Resources, Inc. (“Alpha”), dated as of May 11, 2009, including any amendments or supplemental agreements thereto (the “Merger Agreement”), which merger is scheduled to close and become effective at some future date; and
WHEREAS, the Committee has determined that, if the merger occurs as specified in the Merger Agreement, the merger shall constitute a Change in Control under the Plan and shall trigger the Change in Control Payments; and
WHEREAS, the Committee has determined that it is within its authority to amend the Plan to clarify that if any Supplemental Benefits are paid to a Participant under the Plan, including any Change in Control Payments, any subsequent determination of the Participant's Supplemental Benefits under the Plan shall include an offset for any such previous payments.

AMENDMENT
NOW, THEREFORE, by unanimous consent of the Committee, the Plan is hereby amended as follows:
1.    Section 1.3 shall be amended in its entirety to read as follows:
1.3    Board of Directors
Board of Directors means the Board of Directors of Foundation Coal Corporation and any successor thereto.
2.    Article V of the Plan is hereby amended in its entirety to read as follows:
ARTICLE V

COMPUTATION OF SUPPLEMENTAL BENEFIT
A Participant's Supplemental Benefit under the Plan shall be equal to:

(a)
the vested Accrued Benefit that would have been payable under the Retirement Plan to the Participant (i) had the limitations of Section 415 and Section 401(a)(17) of the Code, as applicable, not been applied, and (ii) had any compensation, included in the year of deferral, which is deferred under any deferred compensation plan sponsored by the Company been included in the Participant's Compensation for purposes of the Retirement Plan, minus

(b)	the Participant’s vested Accrued Benefit payable under the Retirement Plan, minus

(c)	the Participant’s supplemental benefit under the RAG American Coal Supplemental Executive Retirement Plan, as set forth in Appendix A hereto, minus

(d)	any Supplemental Benefit previously paid to a Participant from this Plan, expressed as a single life annuity payable at the Participant's Normal Retirement Date.
Appendix B sets forth an example demonstrating how a Supplemental Benefit shall be calculated.
3.    Any inconsistent provisions of the Plan shall be read consistent with this Amendment.
4.    Except as amended above, each and every other provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.
5.    The effective date of this Amendment shall be January 1, 2009.
IN WITNESS WHEREOF, the undersigned have duly executed this Amendment.

FOUNDATION COAL BENEFITS COMMITTEE

By:	/s/ Michael A. Ciuchta
Michael A. Ciuchta, Chairman

By:	/s/ Michael R. Peelish
Michael R. Peelish, Member

By:	/s/ Frank J. Wood
Frank J. Wood, Member

FOUNDATION COAL CORPORATION

By:	/s/ Kurt D. Kost
Kurt D. Kost, President and Chief
Operating Officer

By:	/s/ James F. Roberts
James F. Roberts, Chairman and
Chief Executive Officer

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